Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 333-223336 and 333-263221 on Form S-3 and Nos. 333-76288, 333-139108, 333-129454, 333-121371, 333-125010, 333-141282, 333-156243, 333-159361, 333-159362, 333-168797, 333-195974, 333-230575, and 333-249764 on Form S-8 of our report dated February 28, 2023, with respect to the consolidated financial statements and financial statement schedules I and II of PNM Resources, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Albuquerque, New Mexico
February 28, 2023